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                                 EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-33693 of Williams-Sonoma, Inc. on Form S-8 of our report dated June 27, 2003, appearing in this Annual Report on Form 11-K of the Williams-Sonoma, Inc. Associate Stock Incentive Plan for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP
San Francisco, California
June 27, 2003